Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Reports Second Quarter 2023 Financial Results

and Updates Full Year 2023 Financial Guidance

•	Reports second quarter revenues of $159.2 million as reported, and base business revenues of $157.1 million, down 9% year-over-year

•	Adjusts full year revenue guidance to range of $635-$665 million

WALTHAM, Mass., August 02, 2023 — Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its second quarter (Q2) and first half (H1) of 2023, covering the three- and six-month fiscal periods ended June 30, 2023. Provided in this press release are financial performance highlights, updates to our guidance for the year 2023 and access information for today’s webcast and conference call.

Tony J. Hunt, President and Chief Executive Officer of Repligen said, “2023 continues to be a challenging year for bioprocessing. Our base business performance in the second quarter and first half of 2023 held up reasonably well with base revenues down 9% and 3% respectively. Our Analytics, Proteins and Chromatography franchises were all up mid-single to double digits in the quarter and year-to-date, with most of the overall decline in revenues coming from Filtration, where the vast majority of current headwinds exist. In Cell & Gene Therapy, sequential revenue growth of 7% in the quarter was driven by customers scaling up with our technologies and new drug approvals. Pharma base business orders weakened in the second quarter, due to inventory overhang and longer purchase approval timelines. We remain optimistic that we will manage through these headwinds by the end of this year, supported by a growing pipeline of opportunities and projected increase in orders in the fourth quarter. However, 2023 remains a challenging year and we now expect a decline of 7% at midpoint for our base business.”

SECOND QUARTER and YEAR-TO-DATE FINANCIAL HIGHLIGHTS

REVENUE SUMMARY ($s in Millions)

Quarter	Q2 2023	Q2 2022	% Change (Y/Y)	% Change (Y/Y) at constant currency
Total Revenue	$159.2	$207.6	(23.3%)	(23.1%)
Base Revenue	$157.1	$172.1	(8.7%)	(8.4%)

Year-to-Date	H1 2023	H1 2022	% Change (Y/Y)	% Change (Y/Y) at constant currency
Total Revenue	$341.8	$414.0	(17.4%)	(16.1%)
Base Revenue	$316.9	$325.8	(2.7%)	(1.3%)

Base revenue: excludes acquisition related revenue contribution in current periods for which there was no prior year comparable, and excludes COVID-related revenues

GROSS PROFIT and GROSS MARGIN

•

Gross profit (GAAP) for Q2 2023 was $79.9 million compared to $121.4 million for Q2 2022. Adjusted gross profit (non-GAAP) for Q2 2023 was $79.9 million, a decrease of 34% compared to $121.9 million for Q2 2022.

•	Gross margin (GAAP) for Q2 2023 was 50.2%, compared to 58.5% for Q2 2022. Adjusted gross margin (non-GAAP) for Q2 2023 was 50.2%, compared to 58.7% for the same period in 2022.

•

Gross profit (GAAP) for H1 2023 was $180.7 million compared to $245.4 million for H1 2022. Adjusted gross profit (non-GAAP) for H1 2023 was $180.7 million, a decrease of 27% compared to $246.5 million for H1 2022.

•	Gross margin (GAAP) for H1 2023 was 52.9%, compared to 59.3% for H1 2022. Adjusted gross margin (non-GAAP) for H1 2023 was 52.9%, compared to 59.5% for the same period in 2022.

INCOME FROM OPERATIONS

•

Income from operations (GAAP) for Q2 2023 was $19.4 million, compared to $63.2 million for Q2 2022. Our GAAP income from operations for the quarter included an expense of $1.8 million related to contingent consideration. Adjusted income from operations (non-GAAP) for Q2 2023 was $29.4 million, a year-over-year decrease of 55% compared to $65.6 million for Q2 2022.

•

Income from operations (GAAP) for H1 2023 was $50.7 million, compared to $123.2 million for H1 2022. Our GAAP income from operations for the first half included an expense of $3.0 million related to contingent consideration. Adjusted income from operations (non-GAAP) for H1 2023 was $70.3 million, a year-over-year decrease of 47% compared to $132.9 million for H1 2022.

NET INCOME

•

Net income (GAAP) for Q2 2023 was $20.1 million, compared to $49.9 million for Q2 2022. Adjusted net income (non-GAAP) for Q2 2023 was $30.2 million, a year-over year decrease of 41% compared to $51.4 million for Q2 2022.

•

Net income (GAAP) for H1 2023 was $48.9 million, compared to $96.8 million for H1 2022. Adjusted net income (non-GAAP) for H1 2023 was $66.5 million, a year-over year decrease of 37% compared to $105.1 million for the same period in 2022.

NET INCOME PER SHARE- Diluted

•

Net income per share (GAAP) for Q2 2023 was $0.35 on a fully diluted basis, compared to $0.88 for Q2 2022. Adjusted net income per share (non-GAAP) for Q2 2023 was $0.53 on a fully diluted basis, compared to $0.91 for Q2 2022.

•

Net income per share (GAAP) for H1 2023 was $0.86 on a fully diluted basis, compared to $1.68 for H1 2022. Adjusted net income per share (non-GAAP) for H1 2023 was $1.17 on a fully diluted basis, compared to $1.82 for the same period in 2022.

EBITDA

•

Earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP financial measure, for Q2 2023 decreased to $35.9 million compared to $71.9 million for Q2 2022. Adjusted EBITDA for Q2 2023 was $38.4 million, or 24.2%, compared to $67.7 million for Q2 2022.

•

EBITDA, a non-GAAP financial measure, for H1 2023 decreased to $82.5 million compared to $143.3 million for H1 2022. Adjusted EBITDA for H1 2023 was $87.3 million, or 25.5%, compared to $139.9 million for the same period in 2022.

CASH

•	Our cash, cash equivalents and short-term investments at June 30, 2023 were $603.7 million, compared to $623.8 million at December 31, 2022.

All reconciliations of GAAP to adjusted (non-GAAP) figures above, as well as EBITDA to adjusted EBITDA, are detailed in the reconciliation tables included later in this press release.

FINANCIAL GUIDANCE

Our financial guidance for the fiscal year 2023 is based on expectations for our existing business. Our GAAP and Adjusted (non-GAAP) guidance includes the impact of our FlexBiosys acquisition and excludes the impact of potential additional acquisitions, and future fluctuations in foreign currency exchange rates. Our GAAP guidance also includes an initial estimate of $6 million in severance charges associated with our plans to rebalance resources during the second half of 2023.

YEAR 2023 GUIDANCE:

•

Total reported revenue is expected to be in the range of $635-$665 million, compared to our previous guidance of $720-$760 million. This represents a year-over-year decrease of 17%-21%, compared to our previous guidance, a decrease of 5%-10%. We expect COVID-related revenue of approximately $30 million, compared to our previous guidance of $30-$40 million. For our base business, we are expecting revenues to be down 5%-10%, compared with our previous guidance of a 4%-8% increase. For the full year, foreign currency impact is expected to be nominal.

•	Gross margin is expected to be 49.5%-50.5% on a GAAP basis, and 50%-51% on a non-GAAP basis, compared to our previous guidance of 52%-53% for both GAAP and non-GAAP.

•

Income from operations is expected to be in the range of $57-$63 million on a GAAP basis, compared to our previous guidance of $111-$116 million. Adjusted (non-GAAP) income from operations is expected to be in the range of $104-$110 million, compared with our previous guidance of $153-$158 million. Adjusted operating margin is expected to be in the range of 16%-17%, compared to our previous guidance of 20.5%-21.5%.

•

Net income is expected to be in the range of $57-$61 million on a GAAP basis, compared to our previous guidance of $97-$101 million. Adjusted (non-GAAP) net income is expected to be in the range of $98-$102 million, compared to our previous guidance of $134-$138 million. This reflects a tax rate of 20% on adjusted pre-tax income, consistent with our previous guidance.

•

Net income per share (GAAP) is expected to be in the range of $1.00-$1.08 on a fully diluted basis, compared with our previous guidance of $1.70-$1.77. Adjusted net income per share (non-GAAP) is expected to be in the range of $1.72-$1.80 on a fully diluted basis, compared to our previous guidance of $2.35-$2.42.

Our non-GAAP guidance for the fiscal year 2023 excludes the following items:

•	$6.0 million estimated restructuring costs

•	$2.3 million estimated acquisition and integration expenses in SG&A.

•	$30.0 million estimated intangible amortization expense in SG&A.

•	$1.8 million in amortization of debt issuance expense (Other income (expense)).

•	$8.5 million estimated contingent consideration expense related to our Avitide and FlexBiosys acquisitions, primarily reflecting time value of money implications.

Our non-GAAP guidance for the fiscal year 2023 includes:

•

An income tax increase of $7.6 million, representing the tax impact on acquisition and integration costs, intangible amortization and contingent consideration expense, and amortization of debt issuance costs.

All reconciliations of GAAP to adjusted (non-GAAP) guidance are detailed in the tables included later in this press release.

Conference Call and Webcast Access

Repligen will host a conference call and webcast today, August 02, 2023, at 8:30 a.m. ET, to discuss second quarter 2023 financial results, corporate developments and financial guidance for the year 2023. The conference call will be accessible by dialing toll-free (844) 274-3999 for domestic callers or (412) 317-5607 for international callers. No passcode is required for the live call. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (877) 344-7529 from the U.S., (855) 669-9658 from Canada and (412) 317-0088 for international callers. Replay listeners must provide the passcode 6507297.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: revenue growth rate at constant currency; adjusted gross profit, adjusted gross margin and adjusted operating margin; adjusted cost of sales; adjusted R&D expense; adjusted SG&A expense; adjusted income from operations; adjusted net income; adjusted net income per share-diluted; earnings before interest, taxes, depreciation and amortization (EBITDA); and adjusted EBITDA. The Company provides base revenue growth rates, which excludes all COVID-related revenue, and the impact of acquisition revenue for current year periods that have no prior year comparables, in order to facilitate a comparison of its current revenue performance. The Company provides revenue growth rates at constant currency, which exclude the impact of foreign currency translation, in order to facilitate a comparison of its current revenue performance to its past revenue performance. To calculate revenue growth rates in constant currency, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period.

The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: acquisition and integration costs, restructuring costs, intangible amortization costs, contingent consideration related to the Company’s acquisitions, amortization of debt issuance costs related to the Company’s convertible debt, and the related impact on tax of non-GAAP charges. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company’s operating performance and guidance investors should not consider non-GAAP measures as substitutable for the comparable financial measures prepared in accordance with GAAP.

About Repligen Corporation

Repligen Corporation is a global company that develops and commercializes highly innovative bioprocessing technologies and systems that enable efficiencies in the process of manufacturing biological drugs. We are “inspiring advances in bioprocessing” for the customers we serve; primarily biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our focus areas are Filtration and Fluid Management, Chromatography, Process Analytics and Proteins. Our corporate headquarters are located in Waltham, Massachusetts, and the majority of our manufacturing sites are in the U.S., with additional key sites in Estonia, France, Germany, Ireland, the Netherlands and Sweden. For more information about the our company see our website at http://www.repligen.com, and follow us on LinkedIn and Twitter.

Forward-Looking Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding current or future financial performance and position, including our year 2023 financial guidance and related assumptions, cash and investment position, demand in the markets in which we operate, the expected performance of our business; our ability to successfully rebalance our organization and the impact of our restructuring activities; the expected performance and success of our strategic partnerships and integration of our acquired businesses; expectations regarding the magnitude of COVID-related revenue, and management’s strategy, plans and objectives for operations or future acquisitions, product development and sales, selling, general and administrative expenditures, constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” “projected,” “estimated” or “could” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with the following: the lasting effects of the COVID-19 coronavirus pandemic on our business operations and the operations of our customers and suppliers, as well as on our revenues; our ability to successfully grow our bioprocessing business, including as a result of acquisition, commercialization or partnership opportunities; our ability to manage through and predict headwinds, including as part of our adjusted 2023 financial guidance; our ability to develop and commercialize products and the market acceptance of our products; our ability to successfully integrate any acquired businesses (including FlexBiosys) into our business and achieve the expected benefits of such acquisitions; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our ability to manage expenses and successfully implement restructuring initiatives; our compliance with all U.S. Food and Drug Administration and European Medicines Evaluation Agency regulations; our volatile stock price; and other risks detailed in Repligen’s Annual Report on Form 10-K for the year ended December 31, 2022 and in subsequently filed reports with the Securities and Exchange Commission (the Commission), including our Quarterly Reports on Form 10-Q and current reports on Form 8-K that we file with the Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements, therefore, you should not rely on any of these forward-looking statements. These forward-looking statements reflect management’s current views, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and are based only on information currently available to us. Repligen does not undertake to update, whether written or oral, any of these forward-looking statements to reflect a change in its views or events or circumstances, whether as a result of new information, future development or otherwise, that occur after the date hereof except as required by law.

Repligen Contact:

Sondra S. Newman

Global Head of Investor Relations

(781) 419-1881

investors@repligen.com

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Product revenue	$159,133	$207,597	$341,754	$413,960
Royalty and other revenue	36	36	75	73

Total revenue	159,169	207,633	341,829	414,033
Costs and expenses:
Cost of product revenue	79,307	86,260	161,152	168,616
Research and development	9,706	10,440	21,860	22,595
Selling, general and administrative	48,966	54,649	105,136	108,949
Contingent consideration	1,791	(6,884)	3,026	(9,295)

	139,770	144,465	291,174	290,865

Income from operations	19,399	63,168	50,655	123,168
Investment income	5,964	708	11,450	785
Interest expense	(274)	(271)	(544)	(563)
Amortization of debt issuance costs*	(457)	(453)	(914)	(905)
Other income (expenses), net	528	(3,396)	605	(3,798)

Income before income taxes	25,160	59,756	61,252	118,687
Income tax provision	5,096	9,895	12,359	21,862

Net income	$20,064	$49,861	$48,893	$96,825

Earnings per share:
Basic	$0.36	$0.90	$0.88	$1.75

Diluted*	$0.35	$0.88	$0.86	$1.68

Weighted average shares outstanding:
Basic	55,704,887	55,444,065	55,647,895	55,398,727

Diluted*	56,857,548	56,720,695	56,931,520	57,841,599

*

Under ASU 2020-06, the Company is required to reflect the dilutive effect of the 2019 Notes by application of the if-converted method. Prior to filing the Second Supplemental Indenture on March 4, 2022, the Company had the option to settle the conversion of the 2019 Notes in cash, stock or a combination of the two. Therefore, from January 1, 2022 (the date the Company adopted ASU 2020-06) to March 4, 2022, the Company included 3,474,429 shares in the denominator of the weighted average six months ended June 30, 2022 diluted EPS calculation. Subsequent to March 4, 2022, after the Second Supplemental Indenture became effective, the Company irrevocably elected to settle the conversion principal in cash and only the premium in shares of the Company’s common stock. Therefore, from March 5, 2022 to March 31, 2022 the Company included 980,525 shares and from April 1, 2022 to June 30, 2022 842,233 shares in the denominator of the weighted average six months ended June 30, 2022 diluted EPS calculation. Under the if-converted method, the Company was also required to exclude amortization of debt issuance cost and interest charges applicable to the convertible debt from the numerator of the diluted EPS calculation for the period from January 1, 2022 to March 4, 2022, assuming the interest on convertible debt was never recognized for that period. For the six months ended June 30, 2022 the Company excluded amortization of debt issuance costs and interest charges for the period January 1, 2022 to March 4, 2022 of $0.4 million (tax effected) from the numerator.

Balance Sheet Data:	June 30, 2023	December 31, 2022
Cash, cash equivalents and marketable securities	$603,656	$623,757
Working capital	625,000	593,922
Total assets	2,549,003	2,524,658
Long-term obligations*	204,494	209,762
Accumulated earnings	446,165	397,272
Stockholders’ equity	1,970,926	1,910,700

*	Includes long-term portion of the contingent consideration obligations related to our acquisitions.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO

NON-GAAP (ADJUSTED) INCOME FROM OPERATIONS

(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP INCOME FROM OPERATIONS	$19,399	$63,168	$50,655	$123,168
ADJUSTMENTS TO INCOME FROM OPERATIONS:
Acquisition and integration costs	743	2,702	1,780	5,891
Contingent consideration	1,791	(6,884)	3,026	(9,295)
Intangible amortization	7,514	6,572	14,838	13,165

ADJUSTED INCOME FROM OPERATIONS	$29,447	$65,558	$70,299	$132,929

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) NET INCOME

(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP NET INCOME	$20,064	$49,861	$48,893	$96,825
ADJUSTMENTS TO NET INCOME:
Acquisition and integration costs	743	2,702	1,780	5,891
Contingent consideration	1,791	(6,884)	3,026	(9,295)
Intangible amortization	7,514	6,572	14,838	13,165
Amortization of debt issuance costs	457	453	914	905
Tax effect of non-GAAP charges	(373)	(1,317)	(2,956)	(2,359)

ADJUSTED NET INCOME	$30,196	$51,387	$66,495	$105,132

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE TO

NON-GAAP (ADJUSTED) NET INCOME PER SHARE

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP NET INCOME PER SHARE - DILUTED	$0.35	$0.88	$0.86	$1.68
ADJUSTMENTS TO NET INCOME PER SHARE - DILUTED:
Acquisition and integration costs	0.01	0.05	0.03	0.10
Contingent consideration	0.03	(0.12)	0.05	(0.16)
Intangible amortization	0.13	0.12	0.26	0.23
Amortization of debt issuance costs(1)	0.01	0.01	0.02	0.01
Tax effect of non-GAAP charges	(0.01)	(0.02)	(0.05)	(0.04)

ADJUSTED NET INCOME PER SHARE — DILUTED	$0.53	$0.91	$1.17	$1.82

(1)

The six months ended June 30, 2022 represented amortization of debt issuance costs for the period April 1, 2022 to June 30, 2022 in addition to the amortization of debt issuance costs for the period March 5, 2022 to March 31, 2022 after the Second Supplemental Indenture was filed. Debt issuance cost for the period January 1, 2022 to March 4, 2022 were already reflected in the GAAP net income per share - diluted EPS under the if-converted method of calculating diluted EPS for the six months ended June 30, 2022.

Totals may not add due to rounding.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP NET INCOME	$20,064	$49,861	$48,893	$96,825
ADJUSTMENTS:
Investment income	(5,964)	(708)	(11,450)	(785)
Interest expense	274	271	544	563
Amortization of debt issuance costs	457	453	914	905
Income tax provision	5,096	9,895	12,359	21,862
Depreciation	8,443	5,500	16,344	10,713
Intangible amortization(1)	7,542	6,599	14,893	13,220

EBITDA	35,912	71,871	82,497	143,303
OTHER ADJUSTMENTS:
Acquisition and integration costs	743	2,702	1,780	5,891
Contingent consideration	1,791	(6,884)	3,026	(9,295)

ADJUSTED EBITDA	$38,446	$67,689	$87,303	$139,899

(1)	Includes amortization of milestone payments in accordance with GAAP of $27 for the three months ended June 30, 2023 and 2022 and $55 for the six months ended June 30, 2023 and 2022.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP COST OF SALES TO NON-GAAP (ADJUSTED) COST OF SALES

(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP COST OF SALES	$79,307	$86,260	$161,152	$168,616
ADJUSTMENT TO COST OF SALES:
Acquisition and integration costs	(18)	(507)	(7)	(1,034)

ADJUSTED COST OF SALES	$79,289	$85,753	$161,145	$167,582

REPLIGEN CORPORATION

RECONCILIATION OF GAAP R&D EXPENSE TO NON-GAAP (ADJUSTED) R&D EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP R&D EXPENSE	$9,706	$10,440	$21,860	$22,595
ADJUSTMENT TO R&D EXPENSE:
Acquisition and integration costs	(15)	(208)	7	(525)

ADJUSTED R&D EXPENSE	$9,691	$10,232	$21,867	$22,070

REPLIGEN CORPORATION

RECONCILIATION OF GAAP SG&A EXPENSE TO NON-GAAP (ADJUSTED) SG&A EXPENSE

(Unaudited, amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP SG&A EXPENSE	$48,966	$54,649	$105,136	$108,949
ADJUSTMENTS TO SG&A EXPENSE:
Acquisition and integration costs	(710)	(1,986)	(1,780)	(4,331)
Intangible amortization	(7,514)	(6,572)	(14,838)	(13,165)

ADJUSTED SG&A EXPENSE	$40,742	$46,091	$88,518	$91,453

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME GUIDANCE TO ADJUSTED (NON-GAAP) NET INCOME GUIDANCE

(in thousands)	Twelve months ending December 31, 2023
	Low End	High End
GUIDANCE ON NET INCOME	$57,000	$61,000
ADJUSTMENTS TO GUIDANCE ON NET INCOME:
Acquisition and integration costs	2,313	2,313
Restructuring costs	5,961	5,961
Anticipated pre-tax amortization of acquisition-related intangible assets	29,966	29,966
Amortization of debt issuance costs	1,833	1,833
Contingent consideration	8,526	8,526
Tax effect of intangible amortization and integration	(7,602)	(7,602)
Guidance rounding adjustment	3	3

GUIDANCE ON ADJUSTED NET INCOME	$98,000	$102,000

Totals may not add due to rounding.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE GUIDANCE TO

ADJUSTED (NON-GAAP) NET INCOME PER SHARE GUIDANCE

	Twelve months ending December 31, 2023
	Low End	High End
GUIDANCE ON NET INCOME PER SHARE - DILUTED	1.00	1.08
ADJUSTMENTS TO GUIDANCE ON NET INCOME PER SHARE - DILUTED:
Acquisition and integration costs	0.04	0.04
Restructuring costs	0.10	0.10
Anticipated pre-tax amortization of acquisition-related intangible assets	0.53	0.53
Amortization of debt issuance costs	0.03	0.03
Contingent consideration	0.15	0.15
Tax effect of intangible amortization and integration	(0.13)	(0.13)
Guidance rounding adjustment	—	—

GUIDANCE ON ADJUSTED NET INCOME PER SHARE - DILUTED	$1.72	$1.80

Totals may not add due to rounding.

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